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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2005

                            DIAMETRICS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                       0-21982               41-1663185
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

          3050 Centre Point Drive, Suite 150, St. Paul, Minnesota 55113
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (651) 639-8035

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 21, 2005, in connection with the transaction described more fully under Item 8.01 below whereby BCC Acquisition II, LLC ("BCCAII") and certain of the holders of the Registrant's 2005 Subordinated Convertible Notes entered into an agreement to sell such securities to Ocean Park Advisors, LLC, a California-based advisory firm ("OPA"), and M.A.G. Capital, LLC ("MAG"), a current shareholder of the Registrant, for a nominal amount of cash (the "Transaction"), the Registrant entered into an escrow agreement with BCCAII, OPA and MAG, pursuant to which BCCAII agreed to deposit in escrow an aggregate of $148,929 with OPA. A portion of such escrowed funds is designated for use by the Registrant, subject to the closing of the Transaction, in order to pay certain expenses and settle with certain creditors of the Registrant, as set forth in two separate letter agreements between BCCAII and the Registrant.

     In furtherance of the Transaction, the Registrant also entered into a general release of claims in favor of BCCAII and certain of the holders of the Registrant's 2005 Subordinated Convertible Notes, and BCCAII provided a similar release to the Registrant, which releases are held in escrow pending the closing of the Transaction.

     ITEM 8.01. OTHER EVENTS.

     On November 21, 2005, BCCAII and certain of the holders of the Registrant's 2005 Subordinated Convertible Notes, who collectively beneficially own securities representing approximately 64% of the fully diluted common stock of the Registrant, entered into an agreement to sell such securities to OPA and MAG, a current shareholder of the Registrant, for a nominal amount of cash, subject to the satisfaction of certain conditions prior to the closing of the Transaction (the "Closing"). In connection with the Closing, W. Bruce Comer III and Heng Chuk, principals of OPA, will be appointed to the Board to fill vacancies on the Board, and the existing members of the Board will resign. Messrs. Comer and Chuk will also become the CEO and CFO, respectively, of the Registrant, and W. Glen Winchell will resign as the Registrant's CFO. It is anticipated that the Closing will occur on or about the tenth day after the mailing of the information required by Rule 14f-1 under the Securities Exchange Act of 1934 to the Registrant's shareholders.

     At the Closing, BCCAII will pay the Registrant $75,000 to enable it to pay certain expenses and settle with certain creditors, and Monarch Pointe Fund, Ltd. ("Monarch"), a fund affiliated with MAG, and Asset Managers International Limited, will each loan the Registrant $375,000 to use for (i) the payment of certain expenses, including the payment of $75,000 to OPA as compensation for its services in structuring the Transaction and the other transactions which will occur in connection therewith, (ii) to settle with certain creditors, and
(iii) to develop and implement a new business plan for the Registrant (the "Convertible Notes"). Each of the Convertible Notes will bear interest at a rate of 10% per annum; be due and payable on November 20, 2008; be convertible into up to 80.67 million shares of the Registrant's common stock and be secured by all of the assets of the Registrant. Accrued interest under the Notes will be convertible to common stock based on a conversion price equal to the higher of $0.01 per share or the average of the share price recorded at the close of the 10 trading days prior to the date of conversion.

     After the Closing, the Registrant intends to conclude a reclassification of certain of the securities of the Registrant. MAG, its affiliated funds, and other investors who hold the Registrant's 2007 Senior Secured Convertible Notes and Series F and G Convertible Preferred Stock, will exchange their securities for shares of newly created Series H Convertible Preferred Stock (the "Series H"), and OPA will exchange its securities for shares of newly created Series I Convertible Preferred Stock (the "Series I").

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     The Series H will be non-voting; will have a liquidation preference of $100 per share; and will be convertible, at any time, into shares of the Registrant's common stock at a conversion price of $0.0001, provided that the Series H may be converted only to the extent that such conversion would not cause the beneficial ownership of its holder and its affiliates to exceed 9.99% of the common stock of the Registrant then outstanding.

     The Series I will have voting rights equal to one vote for each share of the Registrant's common stock into which it can be converted; will have a liquidation preference of $100 per share; will have certain anti-dilution rights; and will be convertible, at any time, into shares of the Registrant's common stock at a conversion price of $0.0001, provided that, for a period of time, the Series I may be converted only to the extent that such conversion would not cause the beneficial ownership of its holder and its affiliates to exceed 9.99% of the common stock of the Registrant then outstanding.

     ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (D)  EXHIBITS.

          10.1 Escrow Agreement, dated as of November 21, 2005, between Ocean Park Advisors, LLC, MAG Capital, LLC, Diametrics Medical, Inc. and BCC Acquisitions II, LLC

          10.2 Letter Agreement, dated as of November 21, 2005, between Diametrics Medical, Inc. and BCC Acquisitions II, LLC

          10.3 Letter Agreement, dated as of November 21, 2005, between Diametrics Medical, Inc. and BCC Acquisitions II, LLC

          10.4 Form of General Release by Diametrics Medical, Inc. to BCC Acquisitions II, LLC and certain of the holders of the Registrant's 2005 Subordinated Convertible Notes

          99.1 Letter Agreement, dated as of November 21, 2005, between Ocean Park Advisors, LLC, MAG Capital, LLC and BCC Acquisitions II, LLC

          99.2 Form of General Release by BCC Acquisitions II, LLC to Diametrics Medical, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: November 23, 2005

                                        DIAMETRICS MEDICAL, INC.


                                        By: /s/ W. Glen Winchell
                                            ------------------------------------
                                            W. Glen Winchell
                                            Chief Financial Officer